                                                                      EXHIBIT 11


                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                             QUARTER ENDED June 30*

                                                                1996                  1995
                                                              --------               ------

Primary:

   Income:

         Net income                                          $  215,000              $1,061,000
                                                              =========               =========
     Shares:

         Weighted average number of
           common shares outstanding                         11,796,533              12,489,417
                                                             ==========              ==========

Primary earnings per common share                           $     .0182             $     .0850
                                                             ==========              ==========

Assuming full dilution:

     Income:

         Net income                                         $   215,000             $ 1,061,000
                                                             ==========              ==========
     Shares:

         Weighted average number of
           common shares outstanding                         11,796,533              12,489,417


         Assuming  exercise  of options  reduced
           by the number of shares  which
           could have been purchased with the proceeds
           from the exercise of such options                    132,912                 122,248
                                                             ----------              ----------

         Weighted average number of common
           shares outstanding as adjusted                    11,929,445              12,611,665
                                                             ==========              ==========

Fully diluted earnings per common share                      $    .0180**            $    .0841**
                                                             ==========              ==========


- ----------

* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      EXHIBIT 11


                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                            SIX MONTHS ENDED June 30*

                                                               1996                    1995
                                                             --------               ---------

Primary:

   Income:

         Net income                                         $  924,000              $3,363,000
                                                             =========               =========

     Shares:

         Weighted average number of
           common shares outstanding                        11,711,331              12,509,413
                                                            ==========              ==========


Primary earnings per common share                          $     .0789             $     .2688
                                                            ==========              ==========


Assuming full dilution:

     Income:

         Net income                                        $   924,000             $ 3,363,000
                                                            ==========              ==========

     Shares:

         Weighted average number of
           common shares outstanding                        11,711,331              12,509,413


         Assuming  exercise  of options  reduced
           by the number of shares  which
           could have been purchased with the proceeds
           from the exercise of such options                   132,912                 116,195
                                                            ----------              ----------

         Weighted average number of common
           shares outstanding as adjusted                   11,844,243              12,625,608
                                                            ==========              ==========



Fully diluted earnings per common share                     $    .0780**            $    .2664**
                                                             =========               =========


- ----------

* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




                                       14